SECURITY AGREEMENT

(All Personal Property)

THIS SECURITY AGREEMENT is made and entered into as of July 3, 2008 (this “Agreement”) among ENERJEX RESOURCES, INC., a Nevada corporation, ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation and DD ENERGY, INC., a Nevada corporation (collectively, “Debtors”) in favor of TEXAS CAPITAL BANK, N.A, a national banking association, as Administrative Agent for the Banks (“Secured Party”).

Background:

1.         On the same date as this Agreement, Debtors, as Borrowers, and Secured Party and the Banks executed that certain Credit Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Banks agreed to make loans to Debtors from time to time on the conditions set out in the Credit Agreement.

2.         Borrowers, Secured Party and an Approved Counterparty (as defined in the Credit Agreement) entered into, or may enter into from time to time, an Intercreditor Agreement (as defined in the Credit Agreement).

3.         Lender has conditioned its obligations under the Credit Agreement upon, among other things, the execution and delivery by Debtors of this Agreement, and Debtors have agreed to enter into this Agreement.

Agreements:

In order to comply with the terms and conditions of the Credit Agreement and for and in consideration of the premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors hereby agree with Secured Party as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Terms Defined Above. As used in this Agreement, the terms “Debtors,” “Secured Party,” and “Credit Agreement” shall have the meanings indicated above.

Section 1.2      Definitions Contained in the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used but not defined in this Agreement have the respective meanings given them in the Credit Agreement.

Section 1.3      Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Accounts” has the meaning indicated in subsection 2.1(a) hereof.

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“Agreement” is defined in the preamble and means this Security Agreement, as the same may from time to time be amended or supplemented.

“Code” means (a) the Uniform Commercial Code as presently in effect in the State of Texas, as amended from time to time, and (b) with respect to rights in states other than Texas, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time.

“Collateral” means all property, including without limitation cash or other proceeds, in which Secured Party shall have a security interest pursuant to Section 2.1 of this Agreement.

“Controlled Foreign Entity” means a “controlled foreign corporation” as defined in the Tax Code.

“Default” means the occurrence of any of the events specified in Section 5.3 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Equipment” has the meaning indicated in subsection 2.1(c) hereof.

“Event of Default” means the occurrence of any of the events specified in Section 5.3 hereof; provided that any requirement for notice or lapse of time or other condition precedent has been satisfied.

“General Intangibles” has the meaning indicated in subsection 2.1(d) hereof.

“Inventory” has the meaning indicated in subsection 2.1(e) hereof.

“Other Liable Party” means any person, other than a Debtor, who is or becomes primarily or secondarily liable for any of the Secured Obligations or who grants Secured Party a lien on any property as security for the Secured Obligations.

“Related Rights” means all chattel paper, electronic chattel paper, payment intangibles, promissory notes, letter of credit rights, supporting obligations, documents and instruments relating to the Accounts or the General Intangibles and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel paper, electronic chattel paper, payment intangibles, promissory notes, letter of credit rights, documents and instruments.

“Secured Obligations” has the meaning indicated in Section 2.3 hereof.

“Security Documents” means this Agreement together with all financing statements filed in connection with this Agreement.

“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Section 1.4      Terms Defined in Code. Unless otherwise defined herein, all terms used herein which are defined in the Code shall have the same meaning herein.

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ARTICLE II

SECURITY INTEREST

Section 2.1      Grant of Security Interest. As collateral security for all of the Secured Obligations, Debtors hereby grant to Secured Party a security interest in, a general lien upon, and a right of set-off against all of Debtors’ right, title and interest in all of its personal and fixture property of every kind and nature, whether tangible or intangible, including but not limited to the following, and whether now owned or hereafter acquired:

(a)       all of Debtors’ accounts (as defined in the Code) of any kind (the “Accounts”), and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts;

(b)       all of Debtors’ goods, chattel paper, electronic chattel paper, payment intangibles, promissory notes, letters of credit and letter-of-credit rights, documents and instruments, in each case as defined in the Code, and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any such chattel paper, documents and instruments;

(c)       all of Debtors’ equipment (as defined in the Code) in all of its forms, and wherever located, together with all parts thereof and all accessions or additions thereto, including all of Debtors’ vehicles (collectively, the “Equipment”);

(d)       all of Debtors’ general intangibles (as defined in the Code) of any kind (the “General Intangibles”), and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any General Intangibles;

(e)       all of Debtors’ inventory (as defined in the Code) in all of its forms, and wherever located, together with all accessions or additions thereto and products thereof (collectively the “Inventory”);

(f)        all of Debtors’ investment property (as defined in the Code) wherever located;

(g)       all of Debtors’ deposit accounts (as defined in the Code) wherever located (other than trust accounts and joint operating accounts);

(h)       all of Debtors’ as-extracted collateral and fixtures, in each case as defined in the Code;

(i)        all of Debtors’ insurance claims and proceeds and commercial tort claims;

(j)        any other contract rights of Debtors or rights to the payment of money;

(k)       any additional tangible or intangible property from time to time delivered to or deposited with Secured Party as security for the Secured Obligations or otherwise pursuant to the terms of this Security Agreement; and

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(l)        the proceeds, products, supporting obligations, Related Rights, additions to, substitutions for and accessions of any and all Collateral described in subsections (a)-(k) in this Section 2.1.

Section 2.2      Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include (nor shall any component definition of Collateral include), or the security interest granted under Section 2.1 hereof attach to any of the outstanding Equity Interest of, a Controlled Foreign Entity in excess of sixty-five percent (65%) of the voting power of all classes of Equity Interest of such Controlled Foreign Entity entitled to vote.

Section 2.3      Secured Obligations. The security interest in, general lien upon, and right of set-off against the Collateral is granted to secure the following (collectively, the “Secured Obligations”):

(a)       the payment of all the Obligations (as defined in the Credit Agreement) of Debtors to Secured Party and the Banks now or hereafter existing including, without limitation, the Indebtedness of Debtors under the Note, and any and all renewals, extensions for any period or rearrangement of the Obligations;

(b)       the performance of all obligations of Debtors under this Agreement, the Permitted Swap Contracts (as defined in the Credit Agreement) and the other Loan Documents; and

(c)       all obligations of Debtors owed to an Approved Counterparty, as counterparty under those certain Permitted Swap Contracts defined in or arising pursuant to the terms of the Credit Agreement, including without limitation, any Master Swap Agreement executed pursuant to the Credit Agreement between any Debtor and an Approved Counterparty (together with all schedules and confirmations in respect thereof, as ratified, amended, supplemented, restated, extended or replaced from time to time).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Agreement, each Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of any Secured Obligations and the extension of any credit under the Credit Agreement) that:

Section 3.1      Ownership and Liens. Except for the security interest of Secured Party granted in this Agreement and except for liens, security interests and other encumbrances permitted under the Credit Agreement (“Permitted Encumbrances”), each Debtor owns title to the Collateral free and clear of any other liens, security interests and other encumbrances other than Permitted Encumbrances. Each Debtor has rights in or the right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other liens, security interests and other encumbrances other than Permitted Encumbrances. No other lien, security interest or other encumbrance has been created by any Debtor or is known by any Debtor to exist with respect to any Collateral other than Permitted Encumbrances. No financing statement or other security instrument is on file in any jurisdiction

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covering any part of the Collateral other than those in favor of Secured Party and those filed with respect to Permitted Encumbrances. At the time the security interest in favor of Secured Party attaches to any after-acquired property included within the Collateral, title to such after-acquired property, free and clear of any other liens, security interests and other encumbrances (other than Permitted Encumbrances) will be vested in the applicable Debtor.

Section 3.2      Status of Accounts. Each Account hereafter arising will represent, and to the best knowledge of Debtors each Account now existing represents, the valid and legally enforceable obligations of a bona fide account debtor and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except contra accounts, set-offs, defenses or counterclaims that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or as disclosed to Secured Party in writing; and the amount shown as to each Account on each Debtor’s books will be the true and undisputed amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and immaterial errors and omissions that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and which have arisen in each Debtor’s ordinary course of business, or which have otherwise been disclosed to Secured Party in writing.

Section 3.3      Status of Related Rights. All Related Rights are, and those hereafter arising will be, valid and genuine, except to the extent that any invalidity or lack of genuineness thereof could reasonably be expected to result in a Material Adverse Effect.

Section 3.4      Inventory Not Covered by Other Documents. No material portion of the Inventory is, and at the time the security interest in favor of Secured Party attaches no material portion of the Inventory hereafter acquired will be, covered by any document (as defined in the Code).

Section 3.5      Name; Organization; Authority. The exact legal name of each Debtor is set out in the preamble of this Agreement. Each Debtor is a corporation and is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement has been duly authorized by all Corporate Action, and this Agreement constitutes the valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms, except as the enforceability thereof may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

Section 3.6      Location. As of the date hereof, each Debtor’s chief executive office and chief place of business is located at the address set out in Schedule 10.02 of the Credit Agreement. The office where each Debtor keeps its records concerning the Accounts and the General Intangibles and the originals of the Related Rights, if any, has the same address as such Debtor’s chief executive office and chief place of business. Debtors’ Inventory and Equipment (other than mobile goods) are located in the State of Kansas and such other states as Debtor shall have, from time to time, given written notice of to Secured Party.

Section 3.7      Secured Party’s Security Interest. This Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations, subject to the

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Permitted Encumbrances. Upon filing the financing statements described in Section 4.9 of this Agreement covering the Collateral in the Office of the Secretary of State for the state in which each Debtor is organized and in the applicable filing offices of such other jurisdictions as are described in Section 4.9, Secured Party will have a perfected security interest in that Collateral in which a security interest may be perfected by filing, subject only to Permitted Encumbrances. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 4.9 of this Agreement. Such perfected security interest in the Collateral shall constitute a first-priority security interest under the Code, subject only to Permitted Encumbrances.

ARTICLE IV

COVENANTS AND AGREEMENTS

Debtors will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Secured Obligations are outstanding and until the Credit Agreement is terminated.

Section 4.1      Title; Prohibited Liens and Filings. Debtors agree to protect Debtors’ title to the Collateral. Debtors will not pledge, mortgage, otherwise encumber, create or suffer a lien to exist on any of the Collateral (other than Permitted Encumbrances and other than as permitted by the Credit Agreement) or, subject to Section 4.12 hereof, sell, assign, dispose or otherwise transfer any of the Collateral to or in favor of any Person other than Secured Party (other than as permitted by the Credit Agreement). Debtors will not file or permit to be filed or recorded any financing statement or other security instrument with respect to the Collateral other than in favor of Secured Party, in favor of other Persons with respect to Permitted Encumbrances, or as permitted by the Credit Agreement.

Section 4.2      Taxes, Etc. Debtors agree to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral which, if unpaid, might result in the imposition of a lien on the Collateral; provided, however, Debtors shall not be required to pay any tax, charge, lien or assessment that is not yet past due or is being contested in good faith by appropriate proceedings diligently conducted by or on behalf of Debtors and if Debtors shall have set up reserves therefor adequate under generally accepted accounting principles.

Section 4.3      Possession of Collateral. Except (i) as otherwise contemplated in the Credit Agreement with regard to cash proceeds, (ii) where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement, or (iii) the Collateral is in transit in the ordinary course of business, the Collateral shall remain in Debtors’ possession or control at all times at Debtors’ risk of loss and shall (except for temporary removal consistent with its normal use) be kept at locations owned or leased by Debtors.

Section 4.4      Inspection of Collateral. Secured Party may inspect Debtors’ records concerning the Accounts and the General Intangibles, the originals of the Related Rights, if any, the Equipment, the Inventory and other Collateral in accordance with Section 6.10 of the Credit Agreement.

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Section 4.5      Filing Reproductions. At the option of Secured Party, a photographic or other reproduction of this Agreement or of a financing statement covering the Collateral may be filed as a financing statement.

Section 4.6      Delivery of Information. Debtors will transmit promptly to Secured Party all information that Debtors may have or receive with respect to (a) the Collateral, or (b) account debtors or obligors in respect of the Accounts, the General Intangibles and the Related Rights, in each case which could reasonably be expected to materially and adversely affect the aggregate value of the Collateral or Secured Party’s rights or remedies with respect thereto.

Section 4.7      Compromise of Collateral. Debtors will not adjust, settle or compromise any of the Accounts, the General Intangibles or the Related Rights without the prior written consent of Secured Party, or other than in a manner that does not materially and adversely affect the aggregate value of the Collateral and in the ordinary course of business.

Section 4.8      Expenses. Debtors agree to pay to Secured Party at Secured Party’s offices, all advances, charges, costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Secured Party in connection with this Agreement, to the extent required by Section 10.04 of the Credit Agreement. The amount of all such advances, charges, costs and expenses shall constitute Secured Obligations and shall be due and payable by Debtors to Secured Party as provided in the Credit Agreement.

Section 4.9      Financing Statement Filings; Notifications. Debtors recognize that financing statements pertaining to the Collateral will be filed with the Office of the Secretary of State for the state in which Debtors are organized and certain Collateral Documents (as defined in the Credit Agreement) will be filed in each county in the State in which “Mortgaged Property” (as defined in the Mortgage) is located. Debtors will promptly notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtors will (a) promptly notify Secured Party of any change to a jurisdiction other than as represented in Section 3.5 or Section 3.6: (i) in the location of any Debtor’s registered office; (ii) in the location of the Inventory (other than Inventory sold or leased in the ordinary course of business); (iii) in the location where the Equipment is kept (other than Equipment removed in the ordinary course of business for not more than thirty (30) days) or disposed of as permitted by the Credit Agreement; (iv) in the location of the office where any Debtor keeps its records concerning the Accounts; or (v) in the “location” of any Debtor within the meaning of the Code; (b) prior to any of the Collateral becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof; and (c) promptly notify Secured Party of any change in any Debtor’s name, identity or organizational structure. In any notice furnished pursuant to this section, Debtors will expressly state that the notice is required by this Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

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Section 4.10    Maintenance of Collateral Generally. Debtors will (a) maintain all the Collateral in good condition, repair, and working order (ordinary wear and tear excepted); (b) not abuse, waste, destroy or allow the Collateral to deteriorate, except, with respect to the Equipment only, for ordinary wear and tear from its intended use; (c) promptly, or in the case of any loss or damage to any goods included in the Collateral as soon as practicable, make or cause to be made all repairs, replacements or other improvements to the Collateral as are necessary or desirable to accomplish the foregoing; and (d) not use any Collateral in violation of any material law, statute, ordinance or regulation or allow it to be so used; except, in each case, to the extent Debtors’ failure to comply with the foregoing could not reasonably be expected to result in a Material Adverse Effect.

Section 4.11    Account Obligations. Debtors will duly perform or cause to be performed all material obligations of Debtors with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account relating thereto, except to the extent Debtors’ failure to so perform or to cause such performance could not reasonably be expected to result in a Material Adverse Effect.

Section 4.12    Use of Inventory. Until an Event of Default has occurred and is continuing, Debtors may use their Inventory in any lawful manner not inconsistent with this Agreement and the Credit Agreement and with the terms of insurance thereon and may sell, lease or otherwise dispose of their Inventory in the ordinary course of business. Debtors will not and shall not be permitted to use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or disposition in the ordinary course of business or in contravention of the terms of any material agreement. A sale, lease or disposition in the ordinary course of business does not include the exchange of items of Inventory for goods in kind or otherwise or transfers of items of Inventory made in satisfaction of present or future Secured Obligations, except pursuant to netting agreements or other similar arrangements with Approved Counterparties.

Section 4.13    Proceeds. All proceeds received by Debtors from the sale or disposition of any portion of the Collateral, all proceeds received by Debtors in the ordinary course of business and all other proceeds of the Collateral shall be delivered or paid to Secured Party as provided in the Credit Agreement. To evidence Secured Party’s rights in this regard, Debtors will assign or endorse proceeds to Secured Party as Secured Party reasonably requests. Secured Party may, from time to time, in its discretion, hold non-cash proceeds as part of the Collateral or apply cash proceeds of the Collateral received by Secured Party in the manner set out in Section 5.2 of this Agreement. Subject to the terms and conditions set out in the Credit Agreement, Debtors will notify obligors on all of the Accounts and Related Rights to make payments directly to Secured Party, and upon the occurrence and continuation of an Event of Default, Secured Party may endorse as Debtors’ agent any checks, instruments, chattel paper or other documents connected with the Collateral. Secured Party may take any action reasonably necessary to obtain, preserve and enforce the liens granted hereunder and maintain and preserve the Collateral.

Section 4.14    Insurance. Debtors shall have and maintain, or cause to be had and maintained, insurance as provided in the Credit Agreement. Following the occurrence and during the continuation of any Event of Default, Secured Party may act as attorney-in-fact for Debtors and Debtors hereby irrevocably appoint Secured Party as Debtors’ true and lawful attorney-in-fact with full power of substitution, in Secured Party’s name or either Debtor’s name

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or otherwise, but at Debtors’ cost and expense and without notice to Debtors to obtain and adjust such insurance and endorse any draft drawn by insurers of the goods included in the Collateral. If any insurance policy covering the goods included in the Collateral expires or is canceled before the Secured Obligations are paid in full or otherwise fully performed, and before the Credit Agreement is terminated, at Secured Party’s option, Secured Party may, at Debtors’ expense, obtain replacement insurance consistent with the amount and type thereof required by the Credit Agreement which may, but need not, be single interest insurance in favor of Secured Party.

Section 4.15    Collateral not to be Fixture or Accession. Debtors will not permit any material portion of the Collateral to be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are included in the Collateral; in the event that any material portion of the Collateral is to become so related to any particular real estate so as to become a fixture on such real estate or so installed or affixed to other goods, prior thereto Debtors will (i) notify Secured Party of such fact and (ii) upon demand of Secured Party furnish written consents to Secured Party’s security interest and disclaimers of any interest in such Collateral signed by any Person having an interest in such real estate or such other goods, if applicable.

Section 4.16    Loss or Damage to Equipment. Debtors shall provide notice to Secured Party of any material loss or damage to any Equipment, unless such loss or damage could not reasonably be expected to result in a Material Adverse Effect, and shall not permit any such Equipment to become a fixture to real estate or an accession to other personal property other than in compliance with the Credit Agreement and Section 4.15 above.

Section 4.17    Third-Party Acknowledgments; Control Agreements. If any material portion of the Collateral is in the possession of a third-party, upon Secured Party’s request, Debtors will join with Secured Party in notifying the third-party of Secured Party’s security interest and obtaining an acknowledgment in form and substance reasonably satisfactory to Secured Party from such third-party that it is holding such Collateral for the benefit of the Secured Party. Debtors will fully cooperate with Secured Party in obtaining a control agreement in form and substance reasonably satisfactory to Secured Party with respect to any Collateral consisting of deposit accounts (other than trust accounts and joint operating accounts), investment property, electronic chattel paper or letter of credit rights.

Section 4.18    Further Assurances. Debtors will from time to time sign, execute, deliver and file, alone or with Secured Party, upon reasonable request, any financing statements, security agreements or other documents necessary to perfect or continue in favor of Secured Party a first-priority security interest (subject to the Permitted Encumbrances) in the Collateral; procure any necessary instruments or documents as may be reasonably requested by Secured Party; and take all further action that may be necessary, or that Secured Party may reasonably request, in each case, to confirm, perfect, preserve and protect the security interests intended to be granted hereby. Notwithstanding the previous sentence, however, Debtors hereby authorize Secured Party to file such financing statements, without the signature of Debtors either in Secured Party’s name or in the name of Debtors. Debtors shall do all such additional and further acts or things, give such assurances and execute such documents or instruments as Secured Party reasonably requires to vest more completely in and assure to Secured Party its rights under this Agreement, including, without limiting the generality of the foregoing, (a) marking conspicuously each

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chattel paper or electronic chattel paper included in the Collateral and, at the request of Secured Party, each Debtor’s records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such chattel paper or Collateral is subject to the security interest granted by this Agreement, and (b) if any Account, General Intangible or Related Right is evidenced by a promissory note, chattel paper, electronic chattel paper or other instrument, transferring, delivering, assigning to Secured Party such promissory note, chattel paper, electronic chattel paper or other instrument duly endorsed and authenticated and accompanied by duly executed instruments of transfer and assignment, all in form and substance reasonably satisfactory to Secured Party, to be held by Secured Party as Collateral under this Agreement.

ARTICLE V

RIGHTS, REMEDIES AND DEFAULT

Section 5.1      With Respect to Collateral. Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Debtors) and the right is expressly granted to Secured Party, and Debtors hereby constitute, appoint and make Secured Party as Debtors’ true and lawful attorney-in-fact and agent for Debtors and in Debtors’ name, place and stead with full power of substitution, in Secured Party’s name or Debtors’ name or otherwise, for Secured Party’s sole use and benefit, but at Debtors’ cost and expense, but only to exercise, without notice, the following powers at any time following the occurrence and during the continuation of an Event of Default hereunder with respect to all or any of the Collateral:

(a)       notify account debtors or the obligors on the Accounts, the General Intangibles and the Related Rights to make and deliver payment to Secured Party;

(b)       to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

(c)       to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

(d)       to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(e)       to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof; and

(f)        to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto;

provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

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Section 5.2      Application of Proceeds. All proceeds paid to and received by Secured Party on account of the Collateral will be, at the option of Secured Party, applied by Secured Party to the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, whether or not such Secured Obligations shall have by their terms matured; provided, however, Secured Party need not apply or give credit for any item included in such sums until Secured Party has received final payment thereof as required under the Credit Agreement or solvent credits accepted as such by Secured Party; and provided further that Secured Party’s failure to so apply any such sums shall not be a waiver of Secured Party’s right to so apply such sums or any other sums at any time.

Section 5.3      Events of Default. An “Event of Default” under this Agreement shall occur upon the occurrence of an “Event of Default” under the Credit Agreement.

Section 5.4      Default Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may then, or at any time thereafter and from time to time after giving any notice required under the Credit Agreement, if any notice is required with respect to such Event of Default, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or, at Secured Party’s option, following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers’ board or securities exchange, either for cash or upon credit or for future delivery, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Debtors or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. All demands, notices and advertisements, and the presentment of property at sale are hereby waived except to the extent reasonably necessary to conduct a commercially reasonable sale. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtors hereby agree that ten (10) days prior written notice shall constitute reasonable notice. Upon the occurrence and during the continuation of any Event of Default, Secured Party may require Debtors to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtors. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

Section 5.5      Deficiency. Debtors shall remain liable to Secured Party for any unpaid Secured Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Secured Party as set out in the Credit Agreement.

Section 5.6      Secured Party’s Duties. The powers conferred upon Secured Party by this Agreement are solely to protect the interest of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto.

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Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

Section 5.7      Secured Party’s Actions. To the extent permitted by applicable law, Debtors waive any right to require Secured Party to proceed against any Person, exhaust any Collateral, or have any Other Liable Party joined with Debtors in any suit arising out of the Secured Obligations or this Agreement or pursue any other remedy in Secured Party’s power; waive any and all notice of acceptance of this Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time; and waive any defense arising by reason of any disability or other defense of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. All dealings between Debtors and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement. Until all the Secured Obligations shall have been paid in full or otherwise fully performed and the Credit Agreement has terminated in accordance with its terms, Debtors shall have no right to subrogation, and Debtors waive until all the Secured Obligations shall have been paid in full or otherwise fully performed and the Credit Agreement has terminated in accordance with its terms, any right to enforce any remedy which Secured Party now has or may hereafter have against any Other Liable Party and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Debtors authorize Secured Party, without notice or demand and without any reservation of rights against Debtors and without affecting Debtors’ liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other property of Debtors as collateral, other than the Collateral, for the payment of any or all of the Secured Obligations, and exchange, enforce, waive and release any or all of the Collateral or such other property; (b) upon the occurrence and during the continuation of any Event of Default, apply the Collateral or such other property to the Secured Obligations and direct the order or manner of sale thereof as Secured Party in its discretion may reasonably determine; (c) renew, extend for any period, accelerate, modify, compromise, settle or release the obligation of any Other Liable Party with respect to any or all of the Secured Obligations or Collateral; (d) waive, enforce, modify, amend or supplement any of the provisions of any of the Security Documents, the Credit Agreement or the Note or any other promissory note or document evidencing any of the Secured Obligations (except for an amendment or supplement to any of the foregoing to which a Debtor is a party to the extent such amendment or supplement requires the consent of Debtors); and (e) release or substitute any Other Liable Party.

Section 5.8      Transfer of Secured Obligations and Collateral. Secured Party may transfer any or all of Secured Party’s interest in the Secured Obligations in accordance with the terms of the Credit Agreement, and upon any such transfer Secured Party may transfer its security interest in any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred; provided, however, with respect to any security interest in the Collateral not so transferred, Secured Party shall retain all rights, powers and remedies provided under this Agreement. Secured Party may at any time deliver any or all of the Collateral to Debtors whose receipt shall

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be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

Section 5.9      Cumulative Security and Rights. The execution and delivery of this Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations. No security taken hereafter as security for the Secured Obligations shall impair in any manner or affect this Agreement. All such present and future additional security is to be considered as cumulative security. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code. Secured Party may exercise its bankers’ lien or right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

Section 5.10    Continuing Agreement. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until (a) the Secured Obligations are paid in full or otherwise fully performed, and (b) the Credit Agreement has terminated in accordance with its terms, at which time Secured Party shall deliver or cause to be delivered to Debtors, at Debtors’ expense, releases and satisfactions, or transfers without warranty, of all Collateral, including releases of deeds of trust and mortgages, financing statements, and other registrations of security with respect to the Collateral, and Debtors shall deliver to Secured Party a general release of all of Secured Party’s liabilities and obligations under the Loan Documents and an acknowledgment that the same have been terminated. Furthermore, it is contemplated by the parties hereto that there may be times when no Secured Obligations are owing; notwithstanding such occurrences, however, this Agreement shall remain valid and shall be in full force and effect as to subsequent Secured Obligations provided Secured Party has not executed a written termination statement and returned possession of the Collateral to Debtors. Otherwise this Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased, or irrespective of the validity or enforceability of the Note or any of the Security Documents, including the Credit Agreement, to which any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy of any Debtor, or any other event or proceeding affecting any Debtor or any Other Liable Party.

Section 5.11    Exercise of Rights, Etc. Time shall be of the essence for the performance of any act under this Agreement or the Secured Obligations by Debtors or Other Liable Party, but neither Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtors or of Other Liable Party or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

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Section 5.12    Remedy and Waiver. Secured Party may remedy any Default or Event of Default without waiving the Default or Event of Default or waiving any prior or subsequent Default or Event of Default.

Section 5.13    Non-Judicial Remedies. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and Debtors expressly waive, renounce and knowingly relinquish any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtors recognize and concede that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtors from resorting to judicial process at any party’s option.

Section 5.14    Compliance with Other Laws. Secured Party may comply in all material respects with the requirements of any applicable state or federal law in connection with the disposition of all or any part of the Collateral, and compliance with such laws will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

Section 5.15    Disclaimer of Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or similar warranties. The disclaimer of any such warranties will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

Section 5.16    Sales on Credit. If Secured Party sells all or any part of the Collateral upon credit, Debtors will be credited only with payments actually made by the purchaser, received by the Secured Party and applied against the Secured Obligations. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtors shall be credited with the proceeds of such sale.

ARTICLE VI

MISCELLANEOUS

Section 6.1      Preservation of Liability. Neither this Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Secured Obligations from liability on the Secured Obligations and for any deficiency thereon.

Section 6.2      Notices. Any record, notice, demand or document which either party is required or may desire to give hereunder shall be given as provided in the Credit Agreement.

Section 6.3      Choice of Law. THIS SECURITY AGREEMENT HAS BEEN MADE IN AND THE SECURITY INTEREST GRANTED HEREBY IS GRANTED IN AND EACH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTEREST GRANTED HEREBY) WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

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Section 6.4      Amendment and Waiver. This Agreement may not be amended (nor may any of its terms be waived) except in the manner provided in the Credit Agreement.

Section 6.5      Severability. If any provision of this Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtors and Secured Party shall promptly meet and discuss substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

Section 6.6      Survival of Agreements. All representations and warranties of Debtors herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

Section 6.7      Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. This Agreement may be transmitted and signed by facsimile and portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable Laws, have the same force and effect as manually-signed originals and shall be binding on Debtors and Secured Party. Secured Party may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

Section 6.8      Successors and Assigns. The covenants and agreements herein contained by or on behalf of Debtors shall bind Debtors, each Debtor’s legal representatives, successors and assigns and all persons who become bound as a debtor to this Agreement and shall inure to the benefit of Secured Party, its successors and permitted assigns, in each case as provided under the Credit Agreement.

Section 6.9      Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 6.10    WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

Section 6.11    Interest. It is the intention of the parties hereto to comply strictly to usury laws applicable to the Secured Party. Interest on the indebtedness is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Note or otherwise, shall the interest taken, reserved, contracted for, charged or received by the Secured

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Party exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of the Credit Agreement, this Agreement, any of the other Security Documents or of any other document evidencing, securing or pertaining to the indebtedness evidenced by the Note, at the time performance of such provision shall be due, would be usurious under applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity so that the aggregate consideration which constitutes interest that is contracted for, taken, reserved, charged for, or received shall not exceed the maximum amount allowed by applicable law and such amount that would otherwise be excessive interest shall be applied to the reduction of the principal amount owing under the Note or on account of any other indebtedness of the Debtors to the Secured Party, or if principal of the Note and such other indebtedness has been paid in full, refunded to the Debtors. In determining whether or not the interest paid or agreed to be paid for the use, forbearance, or detention of sums hereunder exceeds the highest lawful rate, the Debtors and the Secured Party shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the highest lawful rate, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND THEREIN AND WILL NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signatures on the following pages)

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement to be effective as of the date first set out above.

DEBTORS:

ENERJEX RESOURCES, INC.,
a Nevada corporation

By: /s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

ENERJEX KANSAS, INC.,
a Nevada corporation

By: /s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

DD ENERGY, INC.,
a Nevada corporation

By: /s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

Signature Page to Security Agreement

                                                                                                         SECURED PARTY:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent and a Bank

By: /s/ Jonathan Gregory
Jonathan Gregory
Executive Vice President

Signature Page to Security Agreement